Exhibit 99.1

B&G Foods Selects Bob Cantwell as its Next President and CEO

 — Appointment to become effective on January 1, 2015 —

— Company Commences Search for new CFO —

PARSIPPANY, N.J., October 15, 2014 — B&G Foods, Inc. (NYSE: BGS) announced today that it has appointed Robert C. Cantwell, age 57, as its next President and Chief Executive Officer, effective January 1, 2015.  Mr. Cantwell, who currently serves as B&G Foods’ Executive Vice President of Finance and Chief Financial Officer, will succeed David L. Wenner, age 64, who, as announced earlier this year, plans to retire at year end.  Mr. Wenner is expected to remain on the Board of Directors.  The company has immediately commenced a search for a new Executive Vice President of Finance and Chief Financial Officer.

“Bob Cantwell has been a key member of our management team for more than 30 years.  His strong leadership skills, breadth of experience, financial expertise, integrity and passion for our business have been invaluable as B&G Foods has grown from a small, regional pickle company to a leading public food company with a diverse portfolio of iconic brands,” said Stephen C. Sherrill, Chairman of the Board of Directors.  “Bob’s long list of accomplishments, including in mergers & acquisitions, capital markets transactions, operational improvements and cost reduction efforts, has helped lead to tremendous value creation for B&G Foods’ stockholders over the years in the form of dividends and stock price appreciation.  Bob Cantwell is uniquely qualified to be the next CEO of B&G Foods and to lead the company through its next phase of growth.”

“I have worked alongside Bob for 25 years and could not think of a better CEO for the Company.  Bob’s intimate knowledge of our business and operating disciplines make him well qualified for the position,” said Dave Wenner, President and Chief Executive Officer.  “I look forward to remaining on the Board and continuing to work with Bob.”

Mr. Cantwell joined B&G Foods in 1983 as the Assistant Vice President of Finance.  In that position, Mr. Cantwell had responsibility for all financial reporting and budgeting.  Mr. Cantwell was promoted to his current position in 1991, assuming full responsibility for all financial matters, as well as management information systems, data processing, administration and corporate human resources.  Prior to joining B&G Foods, Mr. Cantwell spent four years at Deloitte & Touche LLP, where he received accreditation as a certified public accountant.  Mr. Cantwell has served on the Board of Directors of B&G Foods since 2005.

About B&G Foods, Inc.

B&G Foods and its subsidiaries manufacture, sell and distribute a diversified portfolio of high-quality, branded shelf-stable foods across the United States, Canada and Puerto Rico.  Based in Parsippany, New Jersey, B&G Foods’ products are marketed under many recognized brands, including Ac’cent, B&G, B&M, Baker’s Joy, Bear Creek Country Kitchens, Brer Rabbit, Canoleo, Cary’s, Cream of Rice, Cream of Wheat, Devonsheer, Don Pepino, Emeril’s, Grandma’s Molasses, JJ Flats, Joan of Arc, Las Palmas, MacDonald’s, Maple Grove Farms, Molly McButter, Mrs. Dash, New York Flatbreads, New York Style, Old London, Original Tings, Ortega, Pirate’s Booty, Polaner, Red Devil, Regina, Rickland Orchards, Sa-són, Sclafani, Smart Puffs, Spring Tree, Sugar Twin, Trappey’s, TrueNorth,

Underwood, Vermont Maid and Wright’s.  B&G Foods also sells and distributes two branded household products, Static Guard and Kleen Guard.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.” The forward-looking statements contained in this press release include without limitation statements related to the company’s prospects for future growth.  Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of B&G Foods to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “projects,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in B&G Foods’ filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the company’s most recent Annual Report on Form 10-K and in its subsequent reports on Forms 10-Q and 8-K.  Investors are cautioned not to place undue reliance on any such forward looking statements, which speak only as of the date they are made.  B&G Foods undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:

Investor Relations: ICR, Inc. Don Duffy 866-211-8151	Media Relations: ICR, Inc. Matt Lindberg 203-682-8214